                                                                    Exhibit 32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of Waypoint Financial Corp. (the "Company") for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James H. Moss, Senior Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James H. Moss
-------------------------------------------------------------------
James H. Moss,
Senior Executive Vice President and Chief Financial Officer

August 6, 2004
                                       35